Fourth Quarter 2017Investor Presentation

Safe Harbor Statement This presentation contains, in addition to historical information, certain forward-looking statements that are based on our current assumptions, expectations and projections about future performance and events. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements are not historical in nature and can be identified by words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," "anticipates," “targets,” “goals,” “future,” “likely” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. Although the forward-looking statements contained in this presentation are based upon information available at the time the statements are made and reflect the best judgment of our senior management, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expected results, including, among other things, those described in our filings with the Securities and Exchange Commission (“SEC”), including our Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of the U.S. economy generally or in specific geographic regions; the state of the commercial real estate market and the availability and cost of our target assets; defaults by borrowers in paying debt service on outstanding items and borrowers’ abilities to manage and stabilize properties; actions and initiatives of the U.S. Government and changes to U.S. Government policies; our ability to obtain financing arrangement on favorable terms if at all; general volatility of the securities markets in which we invest; changes in interest rates and the market value of our investments; rates of default or decreased recovery rates on our target investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, and similar matters; and our ability to qualify as a REIT for U.S. federal income tax purposes. These forward-looking statements apply only as of the date of this press release. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as predictions of future events. For historical information relating to TH Commercial Holdings LLC and its subsidiaries, which we acquired from Two Harbors Investment Corp. as part of our Formation Transaction on June 28, 2017, you should consider the information contained in Two Harbors Investment Corp.’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the period ended September 30, 2017. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. 2

Company Formation Summary • Granite Point was formed by Two Harbors Investment Corp. (NYSE: TWO) in a spin-out transaction in order to continue the commercial real estate lending business established by Two Harbors in 2015 • As part of the formation transaction in June 2017, we: – Completed an initial public offering (IPO), raising net proceeds of $181.9 million – Issued 33,071,000 shares of common stock to Two Harbors in exchange for the $1.8 billion commercial real estate portfolio that we originated while part of Two Harbors – Established significant borrowing capacity of approximately $2.0 billion • Two Harbors completed the spin-out on November 1, 2017 by distributing its shares of Granite Point common stock to its stockholders, allowing our market capitalization to be fully floating 3

Company Overview[1]

LEADING COMMERCIAL REAL ESTATE FINANCE COMPANY FOCUSED ON DIRECTLY ORIGINATING AND MANAGING SENIOR FLOATING RATE COMMERCIAL MORTGAGE LOANS

CYCLE-TESTED SENIOR INVESTMENT TEAM

- Over 25 years of experience leading commercial real estate lending platforms through multiple credit and real estate cycles
- Extensive experience in investment management
- Broad and longstanding direct relationships within the commercial real estate lending industry

ATTRACTIVE AND SUSTAINABLE MARKET OPPORTUNITY

- Structural changes create an enduring, sectoral shift in flows of debt capital into U.S. commercial real estate
- Borrower demand for debt capital for both acquisition and refinancing activity remains strong
- Senior floating rate loans remain an attractive value proposition within the commercial real estate debt markets

DIFFERENTIATED DIRECT ORIGINATION PLATFORM

- Direct origination of senior floating rate commercial real estate loans
- Target top 25 and (generally) up to the top 50 MSAs in the U.S.
- Fundamental value-driven investing combined with credit intensive underwriting
- Focus on cash flow as one of our key underwriting criteria
- Prioritize income-producing, institutional-quality properties and sponsors

HIGH CREDIT QUALITY PORTFOLIO, MODEST LEVERAGE AND STRONG FINANCING PROFILE

- Well diversified portfolio across property types and geographies with carrying value of $2.4 billion
- Senior loans comprise over 90% of the portfolio
- Over 97% of loans are floating rate; well positioned for rising short term interest rates
- Actively exploring alternative financing sources such as CLO securitizations and additional types of funding facilities

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1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended December 31, 2017.

Commercial Real Estate Market Overview

Banks 53.2% CMBS 16.5% Life Cos 11.5% GSE 7.2% Other 11.6% $- $100 $200 $300 $400 $500 $600 Sale transaction volume rebounded strongly following the global economic crisis(2) U.S. Foreign Market Environment 6 (1) Source: Trepp LLC and Federal Reserve Bank, dated as of 10/20/2017. (2) Source: Real Capital Analytics. Data from 12/31/2001 to 12/31/2016. (3) Source: Federal Reserve Bank, Fourth Quarter 2016 Flow of Funds. DEMAND FOR COMMERCIAL REAL ESTATE LOANS REMAINS HIGH… Total CRE Debt: ~$3 trillion HOLDERS OF CRE DEBT (3) $0 $100 $200 $300 $400 $500 2018 2019 2020 2021 2022 $ in b ill io n s Over $1.5 trillion of loans maturing over the next 5 years(1) Banks CMBS Life Cos Other

Market Environment (Cont’d) 7 …AND MARKET FUNDAMENTALS REMAIN STRONG 5.0% 7.0% 9.0% 11.0% 13.0% 15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 1Q 92 1Q 94 1Q 96 1Q 98 1Q 00 1Q 02 1Q 04 1Q 06 1Q 08 1Q 10 1Q 12 1Q 14 1Q 16 Va ca n cy ( % ) N O I G ro w th ( % ) Occupancies and rents continue to improve across most markets and property types(2) NOI Growth Vacancy 0.80% 0.95% 1.10% 1.25% 1.40% 1.55% 1.70% 1.85% 2.00% 2.15% 2.30% 19 93 19 94 19 95 19 96 19 97 19 98 19 99 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 Historically low level of new construction over past several years has constrained supply of properties(3) Pct. GDP Average (1993-2009) Average (2010-2016) Indicates periods when U.S. construction spending as a percent of GDP is below 1993-2009 average 100 200 300 400 500 600 700 800 1% 3% 5% 7% 9% 11% '01 '03 '05 '07 '09 '11 '13 '15 '17 Capitalization rates remain favorable versus historical averages(1) 10yr UST Cap Rate Spread (bp, right) Spread Avg (bp, right) (1) Source: National Council of Real Estate Investment Fiduciaries (NCREIF). Data from January 2001 through January 2017. Monthly cap rates are a three-month rolling average. (2) Source: Real Capital Analytics. Data from 1/1/1983 through 12/31/2016. (3) Source: Census Bureau and BEA. Data from 1/1/1993 to 12/31/2016.

Investment Strategy and Portfolio Overview

Investment Philosophy 9 • Long-term, fundamental value-oriented investing philosophy; heavy focus on relative value • Avoid “sector bets” and “momentum investments” • Emphasize selectivity and diversification • Prioritize income-producing, institutional quality properties and owners/sponsors • Cash flow is a key underwriting metric • Intensive diligence with a focus on bottom-up underwriting of property fundamentals • The property is our collateral; the loan is our investment OUR TEAM HAS DEVELOPED A SUCCESSFUL INVESTMENT PHILOSOPHY THAT HAS BEEN TESTED THROUGH SEVERAL ECONOMIC, INTEREST RATE AND REAL ESTATE CYCLES

10 PRIMARY AND SECONDARY MARKETS CONTINUE TO OFFER ATTRACTIVE INVESTMENT CHARACTERISTICS ALIGNED WITH OUR INVESTMENT THESIS • We target the top 25 and generally up to the top 50 MSAs, searching for value nationwide • We actively participate in the top 5 markets, which are large and liquid • The next tier of MSAs also offers compelling investment opportunities • Sponsorship, business plan and loan terms all matter as much as geographical market 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% D iffe renti a l Ca p it aliza tion Ra te Capitalization Rates Primary vs. Secondary Markets(3) Markets 1-5 Markets 6-25 Differential $- $50 $100 $150 $200 $250 Annual Sale Transaction Volume ($bn)(2) Markets 1-5 Markets 6-25 (1) Primary markets are defined as the top 5 MSAs. Secondary markets are defined as MSAs 6 and above. (2) Source: Real Capital Analytics. Data from 2001 to 2016. (3) Source: Real Capital Analytics. Data from the first quarter of 2004 through the fourth quarter of 2016. Investing in Primary & Secondary Markets

Investment Strategy Overview 11 INVESTMENT STRATEGY PRIMARY VS SECONDARY MARKETS • Focus on generating stable and attractive cash flows while preserving capital base – Primarily direct-originated investments funding: • Property acquisition • Refinancing • Recapitalization / restructuring • Repositioning and renovation – Asset-by-asset portfolio construction focused on: • Property and local market fundamentals • Relative value across property types and markets stressing geographic diversity • Relative value within the capital structure • Actively participate in primary and secondary markets(1) Primary Markets, 43% Secondary Markets, 57% PORTFOLIO AS OF DECEMBER 31, 2017 1) Primary markets are defined as the top 5 MSAs. Secondary markets are defined as MSAs 6 and above.

Target Investments 12 PRIMARY TARGET INVESTMENTS • Floating rate first mortgage loans secured by income-producing commercial real estate • Primary and secondary markets in the U.S. • Transitional loans on a variety of property types • Sponsors typically have a business plan involving leasing and capital improvements • Generally sized between $25 million and $150 million • Stabilized LTVs generally ranging from 55% to 70%(1) • Loan yields generally ranging from LIBOR + 4.00% to 5.50% SECONDARY TARGET INVESTMENTS • Subordinated interests (or B-notes), mezzanine loans, debt-like preferred equity and real estate-related securities 1) Except as otherwise indicated in this presentation, stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

Origination Platform Overview OUR ORIGINATION APPROACH PRODUCES A LARGE UNIVERSE OF OPPORTUNITIES FROM WHICH WE CAN SELECT THE MOST ATTRACTIVE INVESTMENTS FOR OUR PORTFOLIO 13 PORTFOLIO GROWTH OVER TIME(1) P o rt folio U P B ( $ in m il lio n s) RELATIONSHIPS • Extensive and longstanding direct relationships with a wide array of private equity firms, funds, REITs, and national, regional and local private owner/operators, brokers and co-lenders PROCESS • A highly-disciplined sourcing, screening and underwriting process RESULTS • Our team’s reputation as a reliable counterparty has contributed to multiple investment opportunities with repeat borrowers We believe that credibility, reliability & reputation drive repeat business and fuel our success as an originator 1) Portfolio principal balance as of 12/31/15, 12/31/16 and 12/31/17. $667 $1,437 $2,379 $- $500 $1,000 $1,500 $2,000 $2,500 2015 2016 2017

Credit Culture Based on Key Principles 14 • Portfolio construction on a loan-by-loan basis with each investment standing on its own merit and adhering to our overall credit culture • Significant amount of resources are committed upfront to ensure underwriting and structuring are carried out diligently • Team originating a loan remains responsible for monitoring and managing that investment until capital is repaid Rigorous Underwriting  Property  Markets  Sponsor  Business plan Structuring  Legal document diligence  Loan structure  Lender rights Asset Management  Accountability for loan performance  Proactive monitoring  Borrower dialogue OUR CREDIT CULTURE HAS BEEN DEVELOPED AND NURTURED OVER OUR SENIOR TEAM’S LONG TENURE IN COMMERCIAL REAL ESTATE DEBT MARKETS

15 Illustrative Investments Note: The above loan examples are provided for illustration purposes only. • $47 million floating rate, first mortgage loan secured by an historic, boutique office building with ground floor retail • Well located in the Financial District of the Boston CBD, which has a submarket vacancy rate of approximately 8% • Excellent access to public transportation, restaurants, and numerous amenities • Transaction sourced through an existing GPMT relationship • $68 million floating rate, first mortgage loan secured by a Class A, LEED-Gold certified office building • Well located in the NoHo sub-market of Los Angeles, which has a submarket vacancy rate of approximately 7% • Excellent access to the heart of the Southern California entertainment industry and public transportation • Transaction sourced through an existing GPMT relationship

16 Illustrative Investments Note: The above loan examples are provided for illustration purposes only. • $120.5 million floating rate, first mortgage loan secured by a 1.3mm SF Class A office portfolio, with two in Las Colinas (Irving, TX) and one in CBD Richmond • Cross-collateralizing the three properties provides for stable cash flow during the leasing / re-leasing period • Strong capital partner and experienced operating partner with local expertise • Acquisition financing transaction • $68.4 million floating rate, first mortgage loan secured by a 130,599 SF grocery-anchored shopping center in the Lahaina submarket of Maui, HI • Well-located in a supply-constrained market with high barriers to entry • Business plan addresses grocer’s strong desire to remain in and expand at the subject property • Acquisition financing transaction

Investment Portfolio as of December 31, 2017 17 PROPERTY TYPE GEOGRAPHY COUPON STRUCTURE INVESTMENT TYPE 1) Expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans. 2) Includes mixed-use properties. KEY PORTFOLIO STATISTICS Outstanding Principal Balance $2.4b Total Loan Commitments $2.7b Number of Investments 61 Average UPB ~$39m Weighted Average Yield(1) L + 5.17% Weighted Average stabilized LTV 64.3% Weighted Average Original Maturity 3.6 years Office 52.5% Multifamily 17.7% Retail(2) 11.3% Hotel 9.6% First Mortgage 92.6% Northeast 42.6% West 19.0% Southwest 16.7% Southeast 16.0% Office, 54.2% Multifamily, 15.1% Hotel, 11.6% Retail(2), 10.8% Industrial, 8.3% Northeast, 39.2% West, 21.7% Southwest, 19.2% Southeast, 14.7% Midwest, 5.2% Floating, 97.7% Fixed, 2.3% First mortgages, 93.3% Mezzanine Loans, 3.8% CMBS, 2.3% B-notes, 0.6%

Interest Rate Sensitivity • A 100 basis point increase in U.S. LIBOR would increase our annual net interest income per share by approximately $0.18 18 PORTFOLIO FLOATING VS FIXED NET INTEREST INCOME PER SHARE SENSIVITY TO CHANGES IN US LIBOR(1) 1) Represents estimated change in net interest income for theoretical +25 basis points parallel shifts in LIBOR. All projected changes in annualized net interest income are measured as the change from our projected annualized net interest income based off of current performance returns on portfolio as it existed on December 31, 2017. Change in U.S. LIBOR N e t In te re st I n c o m e P e r S h a re Floating, 97.7% Fixed, 2.3% $- $0.02 $0.04 $0.06 $0.08 $0.10 $0.12 $0.14 $0.16 $0.18 $0.20 0.25% 0.50% 0.75% 1.00%

$ 2,202 $ 2,379 - 500 1,000 1,500 2,000 2,500 9/30/17 Portfolio 4Q17 Fundings 4Q17 Prepayments & Amortization 4Q17 Portfolio $ i n M ill ion s Fourth Quarter 2017 Origination Highlights ORIGINATIONS OVERVIEW • 6 senior floating rate commercial real estate loans – Gross loan commitments of $334.7 million – Weighted average stabilized LTV of 64.1% – Weighted average yield of LIBOR + 4.84%(1) • Funded $252.5 million of principal balance of loans and an additional $24.5 million of existing loan commitments, bringing total fundings to $277 million • Received prepayments of $98.3 million • Upsized 2 existing loans by a combined $9.2 million 19 PROPERTY TYPE GEOGRAPHYPORTFOLIO NET FUNDING(2) 1) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. 2) Data based on principal balance of assets at December 31, 2017. 3) Includes principal amortization. $277 $339 $2,718 Future funding commitments Total portfolio Office, 71.1% Hotel, 26.1% Retail, 2.8% ($100)(3) West, 36.8% Southwest, 34.8% Northeast, 28.4%

Financial Highlights

Fourth Quarter 2017 Business Highlights FOURTH QUARTER 2017 FINANCIAL HIGHLIGHTS • Delivered GAAP net income of $14.1 million or $0.33 per common share; Core Earnings of $14.5 million or $0.34 per common share(1); taxable income of $17.9 million or $0.41 per common share; dividend of $0.38 per common share; and book value of $19.17 per common share • Closed 6 senior floating rate commercial real estate loans with total commitments of approximately $334.7 million having a weighted average stabilized LTV of 64% and a weighted average yield of LIBOR + 4.84%(2); upsized 2 loans with total additional commitments of $9.2 million; funded $252.5 million of principal balance of loans and an additional $24.5 million of existing loan commitments, bringing total fundings to $277.0 million; received prepayments of approximately $98.3 million • Owned a portfolio with a principal balance of $2.4 billion, which was over 97% floating rate in predominantly senior commercial mortgage loans with a weighted average stabilized LTV of 64% • Increased 2 financing facilities by a combined $350 million • Issued $125 million of 5-year convertible notes in December 2017, plus nearly $19 million in additional notes in January 2018 with the exercise of the overallotment option, for total net proceeds to the company of approximately $140 million ANNUAL SUMMARY • Completed initial public offering on June 28, 2017, raising net proceeds of $181.9 million, resulting in an equity base of $832.4 million • Established borrowing capacity of $2.3 billion across 5 financing facilities • Originated over $1.2 billion of senior floating rate commercial real estate loans FIRST QUARTER 2018 ACTIVITY • Generated a pipeline of senior floating rate CRE loans, including upsizings, with total commitments of over $132 million, and initial funding loan amounts of over $123 million, which have either closed or are in the closing process, subject to fallout • Actively exploring alternative financing sources such as CLO securitizations and additional types of funding facilities 21 1) Core Earnings is a non-GAAP measure. Please see slide 25 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. 2) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.

Capitalization & Liquidity as of 12/31/2017 22 • Amended 2 financing facilities to increase borrowing capacity by a combined $350 million, bringing total borrowing capacity to over $2.3 billion • Issued $125 million of 5-year convertible notes in December, plus nearly $19 million in additional notes in January with the exercise overallotment option, for total net proceeds to the company of approximately $140 million(3) SUMMARY BALANCE SHEET ($ IN MILLIONS, EXCEPT PER SHARE DATA) Cash $107.8 Investment Portfolio $2,359.2 Repurchase Facilities Outstanding $1,521.6 Convertible Debt $121.3 Stockholders’ Equity $828.6 Debt-to-Equity Ratio(1) 2.0x Common Stock Outstanding 43,235,103 Book Value Per Common Share $19.17 SUMMARY FINANCING ($ IN MILLIONS) Maximum Borrowing Capacity $2,323.8 Outstanding Balance $1,521.6 Remaining Borrowing Capacity $802.2 Available Undrawn Capacity(2) $126.1 1) Defined as total borrowings to fund the investment portfolio, divided by total equity. 2) Represents the total amount we could draw under our facilities for loan collateral already approved and pledged but for which the total approved borrowing amount has not been drawn down. 3) Overallotment option of $18.75 million for the convertible senior notes was exercised on January 10, 2018.

Investment Portfolio as of 12/31/2017

($ in millions)	Maximum Loan Commitment	Principal Balance	Book Value	Cash Coupon[1]	Yield[2]	Original Terms (Years)	Initial LTV[3]	Stabilized LTV
Senior	$2,558.0	$2,220.4	$2,200.4	L + 4.41%	L + 4.97%	3.4	69.5%	64.1%
Mezzanine	$105.4	$103.8	$103.8	L + 8.17%	L + 8.77%	5.3	67.6%	61.3%
CMBS/B-Notes	$55.0	$55.0	$55.0	L + 7.17%	L + 7.80%	5.2	74.8%	74.8%
Total Weighted/Average	**$2,718.3**	**$2,379.1**	**$2,359.2**	**L + 4.61%**	**L + 5.17%**	**3.6**	**69.6%**	**64.3%**

1) Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans.
2) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans.
3) Except as otherwise indicated in this presentation, initial LTV is calculated as the initial loan amount (plus any financing that is pari passu with or senior to such loan) divided by the as is appraised value (as determined in conformance with USPAP) as of the date the loan was originated set forth in the original appraisal.

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Appendix

Fourth Quarter 2017 Earnings Summary • Loan closings weighted towards the end of the fourth quarter • Dividend of $0.38 driven by Core Earnings but also taxable income recognized in the quarter • Taxable income was $17.9 million, or $0.41 per common share, and included $3.4 million of tax interest income accretion that was greater than GAAP interest income accretion due to the tax versus GAAP treatment of the formation transaction that occurred concurrent with our IPO – Estimate approximately $13 million of taxable accretion to be recognized through the end of 2019(2) • Expect taxable income over the next 2-3 years, on a declining basis, to be higher than Core Earnings as a result of the taxable accretion 25 SUMMARY INCOME STATEMENT ($ IN MILLIONS, EXCEPT PER SHARE DATA) Interest Income $37.1 Interest Expense ($16.1) Net Interest Income $21.0 Operating Expenses $6.8 Net Income $14.1 Weighted Average Common Shares Outstanding 43,235,103 Net Income Per Share $0.33 GAAP NET INCOME TO CORE EARNINGS RECONCILIATION(1) ($ IN MILLIONS, EXCEPT PER SHARE DATA) GAAP Net Income $14.1 Adjustments: Non-Cash Equity Compensation $0.4 Core Earnings $14.5 Weighted Average Common Shares Outstanding 43,235,103 Core Earnings Per Share $0.34 1) Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. 2) The timing of the tax accretion may change depending on prepayments, future fundings, loan extensions, credit defaults, and other factors.

Overview: GAAP–to–Tax Difference • During our formation transaction, the contribution by Two Harbors of its commercial real estate lending business was treated as a sale for tax purposes – As a result, we recognized a lower tax basis than GAAP basis of approximately $22 million at the time of the transaction – This GAAP-to-tax difference will result in higher tax accretion versus GAAP accretion over the life of the commercial real estate investment portfolio we acquired from Two Harbors • In the third quarter, we recognized approximately $2.6 million of additional accretion in taxable income versus GAAP income • We estimate, that through the end of 2019, we will recognize approximately $15 million of additional taxable accretion resulting in our taxable income being higher than core earnings – The amount and timing of this recognition may change depending on factors such as additional fundings, prepayments, and any potential credit losses, among other things 26

Investment Portfolio Detail(1)

$ in millions	Type	Origination Date	Maximum Loan Commitment	Principal Balance	Carrying Value	Cash Coupon(2)	Yield(3)	Original Term (Years)	State	Property Type	Initial LTV	Stabilized LTV
Asset 1	Senior	09/17	125.0	107.5	106.0	L + 4.45%	L +5.03%	3.0	CT	Office	62.9%	58.9%
Asset 2	Senior	07/16	120.5	102.2	101.2	L + 4.45%	L + 4.99%	4.0	Various	Office	62.8%	61.5%
Asset 3	Senior	12/15	120.0	120.0	120.0	L + 4.20%	L + 4.43%	4.0	LA	Mixed-Use	65.5%	60.0%
Asset 4	Senior	09/15	105.0	105.0	105.0	L + 3.42%	L + 3.79%	3.0	CA	Retail	70.9%	66.9%
Asset 5	Senior	05/17	86.5	70.4	69.5	L + 4.10%	L + 4.82%	4.0	MA	Office	71.3%	71.5%
Asset 6	Senior	04/16	82.0	82.0	81.6	L + 4.75%	L + 5.44%	3.0	NY	Industrial	75.9%	55.4%
Asset 7	Senior	10/16	78.5	77.5	76.9	L + 4.37%	L + 4.83%	4.0	NC	Office	72.4%	68.1%
Asset 8	Senior	10/17	74.8	43.3	42.8	L + 4.07%	L + 4.47%	4.0	DC	Office	67.0%	66.0%
Asset 9	Senior	11/17	73.3	65.8	64.6	L + 4.45%	L + 5.20%	3.0	TX	Hotel	68.2%	61.6%
Asset 10	Senior	11/16	68.8	42.7	42.4	L + 4.89%	L + 5.78%	3.0	OR	Office	66.5%	51.1%
Asset 11	Senior	06/16	68.4	52.5	52.2	L + 4.49%	L + 4.93%	4.0	HI	Retail	76.2%	57.4%
Asset 12	Senior	11/17	68.3	60.8	59.9	L + 4.10%	L + 4.73%	3.0	CA	Office	66.8%	67.0%
Asset 13	Senior	12/16	62.3	62.3	60.9	L + 4.11%	L + 4.87%	4.0	FL	Office	73.3%	63.2%
Asset 14	Senior	11/15	58.7	58.7	58.7	L + 4.20%	L + 4.67%	3.0	NY	Office	66.4%	68.7%
Asset 15	Senior	01/17	58.6	39.5	39.1	L + 4.50%	L + 5.16%	4.0	CA	Industrial	51.0%	60.4%
Assets 16-61	Various	Various	1,467.7	1,288.9	1,278.4	L + 4.90%	L + 5.48%	3.6	Various	Various	70.9%	65.7%
Total/Weighted Average			**$2,718.3**	**$2,379.1**	**$2,359.2**	L + 4.61%	L + 5.17%	3.6			69.6%	64.3%

1) As of December 31, 2017.
2) Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans.
3) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans.

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Average Balances and Yields/Cost of Funds 28 Quarter Ended December 31, 2017 (dollars in thousands) Average Balance(1) Interest Income/Expense Net Yield/Cost of Funds Interest-earning assets Loans held-for-investment First mortgages $2,109,498 $33,282 6.3% Subordinated loans 103,919 2,554 9.8% CMBS 55,613 1,202 8.6% Total interest income/net asset yield 2,269,030 37,038 6.5% Interest-bearing liabilities(2) Loans held-for-investment First mortgages 1,466,658 15,148 4.1% Subordinated loans 22,087 213 3.9% CMBS 34,471 329 3.8% Other(3) 26,373 398 6.0% Total interest expense/cost of funds $1,549,588 16,088 4.2% Net interest income/spread $20,950 2.4% 1) Average balance represents average amortized cost on loans held-for-investment, AFS securities and HTM securities. 2) Includes repurchase agreements and note payable to affiliate. 3) Includes unsecured convertible senior notes.

Fourth Quarter 2017 Consolidated Balance Sheets 29 (4) GRANITE POINT MORTGAGE TRUST INC. CONSOLIDATED BALANCE SHEETS (in thousands, except share data) December 31, 2017 December 31, 2016 ASSETS (unaudited) Loans held-for-investment $ 2,304,266 $ 1,364,291 Available-for-sale securities, at fair value 12,798 12,686 Held-to-maturity securities 42,169 48,252 Cash and cash equivalents 107,765 56,019 Restricted cash 2,953 260 Accrued interest receivable 7,105 3,745 Due from counterparties — 249 Deferred debt issuance costs 8,872 2,365 Prepaid expenses 390 — Other assets 12,812 7,740 Total Assets $ 2,499,130 $ 1,495,607 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities Repurchase agreements $ 1,521,608 $ 451,167 Convertible senior notes 121,314 — Note payable to affiliate — 593,632 Accrued interest payable 3,119 655 Unearned interest income 197 143 Other payables to affiliates — 21,460 Dividends payable 16,454 — Accrued expenses and other liabilities 6,817 559 Total Liabilities 1,669,509 1,067,616 10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 0 shares issued and outstanding, respectively 1,000 — Stockholders’ Equity Common stock, par value $0.01 per share; 450,000,000 shares authorized and 43,234,205 and 0 shares issued and outstanding, respectively 432 — Additional paid-in capital 829,704 392,608 Accumulated other comprehensive loss — (112) Cumulative earnings 28,800 35,495 Cumulative distributions to stockholders (30,315) — Total Stockholders’ Equity 828,621 427,991 Total Liabilities and Stockholders’ Equity $ 2,499,130 $ 1,495,607

Fourth Quarter 2017 Consolidated Statements of Comprehensive Income 30 (4) GRANITE POINT MORTGAGE TRUST INC. CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (in thousands, except share data) Three Months Ended December 31, Year Ended December 31, 2017 2016 2017 2016 Interest income: (unaudited) (unaudited) Loans held-for-investment $ 35,837 $ 18,565 $ 113,050 $ 55,627 Available-for-sale securities 268 244 1,035 1,002 Held-to-maturity securities 934 975 3,726 4,192 Cash and cash equivalents 16 1 26 7 Total interest income 37,055 19,785 117,837 60,828 Interest expense 16,087 3,978 42,463 11,029 Net interest income 20,968 15,807 75,374 49,799 Other income Ancillary fee income — (4) — 37 Other fee income — (166) — 166 Total other income — 162 — 203 Expenses: Management fees 3,020 2,075 9,737 7,173 Servicing expenses 392 233 1,354 605 Other operating expenses 3,421 1,674 10,982 6,878 Total expenses 6,833 3,982 22,073 14,656 Income before income taxes 14,135 11,987 53,301 35,346 Benefit from income taxes (1) (2) (4) (11) Net income 14,136 11,989 53,305 35,357 Dividends on preferred stock 25 — 50 — Net income attributable to common stockholders $ 14,111 $ 11,989 $ 53,255 $ 35,357 Basic and diluted earnings per weighted average common share (1) $ 0.33 $ — $ 0.60 $ — Dividends declared per common share $ 0.38 $ — $ 0.70 $ — Basic and diluted weighted average number of shares of common stock outstanding 43,235,103 — 43,234,671 — Comprehensive income: Net income $ 14,111 $ 11,989 $ 53,255 $ 35,357 Other comprehensive income (loss), net of tax: Unrealized gain (loss) on available-for-sale securities (16) 16 112 (112) Other comprehensive income (loss) (16) 16 112 (112) Comprehensive income $ 14,095 $ 12,005 $ 53,367 $ 35,245 (1) The Company has calculated earnings per share for the three and twelve months ended December 31, 2017 only for the period common stock was outstanding, referred to as the post-formation period. The Company has defined the post-formation period to be the period from the date the Company commenced operations as a publicly traded company on June 28, 2017 through December 31, 2017, or 95 days of activity. Earnings per share is calculated by dividing the net income for the post-formation period by the weighted average number of shares outstanding during the post-formation period.